EXHIBIT 99.2

2022
2022
UNSTOPPABLE UN-CARRIER

T Mobile

INVESTOR FACTBOOK Q4 2022

2

3	Highlights
4	Customer Metrics
7	Financial Metrics
13	Capital Structure
14	Network Leadership
15	Merger & Integration
16	Guidance
17	Contacts
18	Financial and Operational Tables

3

T-Mobile Delivers Industry-Leading Customer, Postpaid Service Revenue and Cash Flow Growth in Q4 2022

POSTPAID
NET ACCOUNT ADDITIONS
314K
INDUSTRY LEADING[1]

POSTPAID
NET CUSTOMER ADDITIONS
1.8M
INDUSTRY LEADING

POSTPAID PHONE
NET CUSTOMER ADDITIONS
927K
INDUSTRY LEADING[1]
HIGHEST SINCE MERGER

SERVICE REVENUES
$15.5B
GREW 4% YoY
INCLUDING INDUSTRY LEADING POSTPAID SERVICE REVENUE GROWTH OF 7%

NET INCOME
$1.5B
GREW 250% YoY

CORE ADJUSTED EBITDA[2]
$6.6B
GREW 16% YoY
INDUSTRY LEADING GROWTH

NET CASH
PROVIDED BY OPERATING ACTIVITIES
$4.3B
GREW 45% YoY
INDUSTRY LEADING GROWTH

FREE CASH FLOW[2]
$2.2B
GREW 96% YoY
INDUSTRY LEADING GROWTH

HIGH SPEED INTERNET
NET CUSTOMER ADDITIONS
524K
INDUSTRY LEADING
FIFTH CONSECUTIVE QUARTER

“With record postpaid account and customer net adds that translated into industry-leading postpaid service revenue and cash flow growth, T-Mobile absolutely smashed 2022 by once again focusing on putting customers first. In true Un-carrier fashion, we have no plans to slow down in 2023. Now that we are being recognized as not only the 5G leader but the clear overall network leader in the U.S., our differentiated and sustainable growth strategy is opening up even bigger pathways for our future!”

Mike Sievert, CEO

(1) AT&T Inc. historically does not disclose postpaid net account additions. Comcast and Charter do not disclose postpaid phone net additions.
(2) Core Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables. We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect Net income including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.

4

Postpaid Accounts (in thousands)

Year-Over-Year
Postpaid net account additions were relatively flat primarily due to:
■Lower switching activity as industry growth begins to normalize closer to pre COVID-19 pandemic levels
■Offset by an increased share of new customer relationships driven by the company’s differentiated growth strategy in new and under-penetrated markets, including continued growth in High Speed Internet

Sequential
Postpaid net account additions decreased primarily due to:
■Seasonally fewer High Speed Internet only additions
■Focus on deepening existing customer relationships during holiday period

Year-Over-Year
Postpaid ARPA increased 2.0% primarily due to:
■Higher premium services, including Magenta MAX
■Higher non-recurring charges relative to muted COVID-19 pandemic levels
■An increase in customers per account, including continued adoption of High Speed Internet from existing accounts
■Partially offset by an increase in High Speed Internet only accounts and increased promotional activity including growth in rate plans for specific customer cohorts (Business, Military, First Responders, etc.)

Postpaid phone ARPU increased 1.7% primarily due to:
■Higher premium services, including Magenta MAX
■Higher non-recurring charges relative to muted COVID-19 pandemic levels
■Partially offset by increased promotional activity including growth in rate plans for specific customer cohorts (Business, Military, First Responders, etc.)

Sequential
Postpaid ARPA increased 0.2% primarily due to:
■Higher premium services, including Magenta MAX
■An increase in customers per account, including continued adoption of High Speed Internet from existing accounts
■Partially offset by seasonally higher promotional activity
■Growth in rate plans for specific customer cohorts (Business, Military, First Responders, etc.)

Sequential
Postpaid phone ARPU was relatively flat primarily due to:
■Seasonally higher promotional activity
■Growth in rate plans for specific customer cohorts (Business, Military, First Responders, etc.)
■Mostly offset by higher premium services, including Magenta MAX

Postpaid ARPA & Postpaid Phone ARPU

$135.04
$136.53
$137.92
$137.49
$137.78
$48.03
$48.41
$48.96
$48.89
$48.86
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Postpaid ARPA
Postpaid Phone ARPU

5

Postpaid Customers (in thousands)

87,663
88,423
88,787
90,414
92,232
1,750
1,318
1,656
1,627
1,818
906
729
933
773
891
844
589
723
854
927
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Postpaid phone net customer additions
Postpaid other net customer additions
Total postpaid customers

Year-Over-Year
Postpaid phone net customer additions increased primarily due to:
■Lower churn
■Partially offset by lower gross additions driven by industry switching activity normalizing closer to pre COVID-19 pandemic levels

Postpaid other net customer additions decreased primarily due to:
■Lower net additions from mobile internet devices
■Mostly offset by growth in High Speed Internet

Sequential
Postpaid phone net customer additions increased primarily due to:
■Seasonally higher gross additions
■Partially offset by seasonally higher churn

Postpaid other net customer additions increased primarily due to:
■Seasonally higher net additions from wearables
■Partially offset by lower net additions from mobile internet devices

Year-Over-Year
Postpaid phone churn decreased 18 basis points primarily due to:
■Reduced Sprint churn as we progress through the integration process
■Partially offset by more normalized payment performance relative to muted Pandemic-driven conditions a year ago

Sequential
Postpaid phone churn increased 4 basis points primarily due to:
■Seasonally higher switching activity
■Partially offset by slight improvement in payment performance trends

Postpaid Phone Churn

6

Prepaid Customers (in thousands)

21,056
21,118
21,236
21,341
21,366
146
105
62
49
25
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Prepaid net customer additions
Prepaid customers

Year-Over-Year
Prepaid net customer additions decreased primarily due to:
■Lower gross additions driven by industry switching activity
■Partially offset by growth in High Speed Internet

Sequential
Prepaid net customer additions decreased primarily due to:
■Lower gross additions driven by industry switching activity

Year-Over-Year
High Speed Internet net customer additions increased primarily due to:
■Continued growth in customer demand driven by increasing awareness
■Partially offset by increased deactivations from a growing customer base

Sequential
High Speed Internet net customer additions decreased primarily due to:
■Increased deactivations from a growing customer base
■Partially offset by continued growth in customer demand driven by increasing awareness

High Speed Internet Customers (in thousands)

646
984
1,544
2,122
2,646
224
338
329
560
497
578
488
524
450
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Postpaid High Speed Internet net customer additions
Prepaid High Speed Internet net customer additions
High Speed Internet customers

7

Service Revenues ($ in millions)

Year-Over-Year
Service revenues increased 4% primarily due to:
■Increase in Postpaid service revenues
■Partially offset by a decrease in Wholesale and other service revenues

Sequential
Service revenues increased slightly primarily due to:
■Increase in Postpaid service revenues

Year-Over-Year
Postpaid service revenues increased 7% primarily due to:
■Higher average postpaid accounts
■Higher postpaid ARPA

Sequential
Postpaid service revenues increased 2% primarily due to:
■Higher average postpaid accounts

Postpaid Service Revenues ($ in millions)

$10,963
$11,201
$11,445
$11,548
$11,725
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022

8

Equipment Revenues ($ in millions)

$5,506
$623
$4,883
$4,694
$487
$4,207
$4,130
$386
$3,744
$3,855
$311
$3,544
$4,451
$246
$4,205
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Equipment sales
Lease revenues

Year-Over-Year
Equipment revenues decreased 19% primarily due to:
■Lower lease revenues
■A lower number of devices sold primarily driven by fewer postpaid upgrades and prepaid sales
■An increase in contra revenue primarily driven by higher imputed interest rates on equipment installment plans, which is recognized in other revenues over the device financing term
■Partially offset by higher average revenue per device sold

Sequential
Equipment revenues increased 15% primarily due to:
■A higher average revenue per device sold, driven by an increase in the high-end phone mix
■A seasonally higher number of devices sold
■Partially offset by lower lease revenues, as well as an increase in contra revenue primarily driven by higher imputed interest rates on equipment installment plans, which is recognized in other revenues over the device financing term

Year-Over-Year
Cost of equipment sales, exclusive of Depreciation and Amortization (D&A), decreased 21% primarily due to:
■A lower number of devices sold primarily driven by fewer postpaid upgrades and prepaid sales
■Lower Merger-related costs of devices primarily related to the network migration of Sprint customers
■The average cost per device sold was relatively in-line with the prior year

Sequential
Cost of equipment sales, exclusive of D&A, increased 10% primarily due to:
■A higher average cost per device sold, driven by an increase in the high-end phone mix
■A seasonally higher number of devices sold

Cost of Equipment Sales, exclusive of D&A ($ in millions)

$6,931
$5,946
$5,108
$4,982
$5,504
$6,253
$5,195
$4,649
$4,724
$5,448
128.1%
123.5%
124.2%
133.3%
129.6%
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Cost of Equipment sales, excl. D&A and Merger-related costs
Merger-related costs (see detail on page 15)
% of Equipment sales, excl. D&A and Merger-related costs

9

Cost of Services, exclusive of D&A ($ in millions, % of Service revenues)

$3,521
$3,727
$4,060
$3,712
$3,167
$3,194
$3,120
$3,099
$2,900
$2,877
21.3%
20.6%
20.2%
18.9%
18.5%
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Cost of services, excl. D&A and Merger-related costs
Merger-related costs (see detail on page 15)
% of Srvc revs, excl. D&A and Merger-related costs

Year-Over-Year
Cost of services, exclusive of D&A, decreased 10% primarily due to:
■Higher realized Merger synergies
■Partially offset by higher site costs related to the continued build-out of our nationwide 5G network

Sequential
Cost of services, exclusive of D&A, decreased 15% primarily due to:
■Lower Merger-related costs related to network decommissioning and integration
■Partially offset by higher site costs related to the continued build-out of our nationwide 5G network

Year-Over-Year
SG&A expense increased 3% primarily due to:
■Higher bad debt expense driven by higher receivable balances as well as normalization relative to muted COVID-19 pandemic levels
■Higher severance, restructuring and other expenses
■Partially offset by higher realized Merger synergies

Sequential
SG&A expense increased 9% primarily due to:
■Seasonally higher advertising and other selling expenses
■Gains in the prior quarter from the sale of IP addresses

Selling, General and Administrative (SG&A) Expense ($ in millions, % of Service revenues)

$5,398
$5,160
34.5%
$5,056
$5,001
33.1%
$5,856
$5,208
34.0%
$5,118
$4,911
32.0%
$5,577
$5,321
34.3%
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
SG&A expense, ex. Merger-related costs & legal-related expenses
Merger-related costs (see detail on page 15)
Legal-related expenses, net, associated with cyber settlement
% of Srvc revs, ex. Merger-related costs & legal-related expenses

10

Net Income (Loss) ($ in millions, % of Service revenues)

$1,477
$713
$422
$508
2.8%
4.7%
(0.7)%
3.3%
9.5%
$(108)
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022

Diluted Earnings (Loss) Per Share (Diluted EPS)

$0.34
$0.57
$(0.09)
$0.40
$1.18
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022

Year-Over-Year
Net income was $1.5 billion and Diluted earnings per share was $1.18 in Q4 2022, compared to $422 million and $0.34 in Q4 2021, primarily due to the factors described above and included the following, net of tax:
■Merger-related costs in Q4 2022 of $444 million or $0.36 per share, compared to $950 million, or $0.76 per share, in Q4 2021

Sequential
Net income was $1.5 billion and Diluted earnings per share was $1.18 in Q4 2022, compared to $508 million and $0.40 in Q3 2022, primarily due to the factors described above and included the following, net of tax:
■Merger-related costs in Q4 2022 of $444 million, or $0.36 per share, compared to $972 million, or $0.77 per share, in Q3 2022
■Loss related to the anticipated sale of the wireline business of $803 million, or $0.64 per share, in Q3 2022

11

Core Adjusted EBITDA* ($ in millions, % of Service revenues)
*Excludes Merger-related costs (see detail on page 15) and other special items

Year-Over-Year
Core Adjusted EBITDA increased 16% primarily due to:
■Lower Cost of equipment sales, excluding Merger-related costs
■Higher Service revenues
■Lower Cost of services, excluding Merger-related costs
■Partially offset by lower Equipment revenues, excluding Lease revenues

Sequential
Core Adjusted EBITDA decreased 2% primarily due to:
■Higher Cost of equipment sales, excluding Merger-related costs
■Higher SG&A expenses, excluding Merger-related costs, and other special items, such as gains in the prior quarter from the sale of IP addresses
■Partially offset by higher Equipment revenues, excluding Lease revenues and higher Service revenues

Year-Over-Year
Net cash provided by operating activities increased 45% primarily due to:
■Higher Net income, adjusted for non-cash income and expenses
■Lower net cash outflows from changes in working capital

Sequential
Net cash provided by operating activities decreased 1% primarily due to:
■Higher net cash outflows from changes in working capital
■Mostly offset by higher Net income, adjusted for non-cash income and expenses

The impact of payments for Merger-related costs on Net cash provided by operating activities was $622 million in Q4 2022 compared to $942 million in Q3 2022 and $1.1 billion in Q4 2021.

Net Cash Provided by Operating Activities ($ in millions)

12

Cash Purchases of Property and Equipment ($ in millions, % of Service revenues)

$2,929
$3,381
$3,572
$3,634
$3,383
19.6%
22.3%
23.3%
23.7%
21.8%
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022

Year-Over-Year
Cash purchases of property and equipment, including capitalized interest, increased 16% primarily due to:
■Accelerated nationwide 5G network build-out

Sequential
Cash purchases of property and equipment, including capitalized interest, decreased 7% primarily due to:
■Increased capital efficiency following accelerated nationwide 5G network build-out

Year-Over-Year
Free Cash Flow increased 96% primarily due to:
■Higher Net cash provided by operating activities
■Higher proceeds related to securitization transactions, which were offset in Net cash provided by operating activities. There were no significant net cash proceeds during the quarter from securitization.
■Partially offset by higher Cash purchases of property and equipment

Sequential
Free Cash Flow increased 6% primarily due to:
■Lower Cash purchases of property and equipment
■Partially offset by lower Net cash provided by operating activities, as well as lower proceeds related to securitization transactions, which were offset in Net cash provided by operating activities. There were no significant net cash proceeds during the quarter from securitization.

The impact of payments for Merger-related costs on Free Cash Flow was $622 million in Q4 2022 compared to $942 million in Q3 2022 and $1.1 billion in Q4 2021.

Free Cash Flow ($ in millions)

13

Net Debt (Excluding Tower Obligations) & Net Debt to LTM Net Income and Core Adj. EBITDA Ratios ($ in billions)

$70.1
$71.8
$70.7
$69.7
$70.0
23.2x
25.6x
41.1x
45.4x
27.0x
3.0x
3.0x
2.8x
2.7x
2.7x
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Net Debt (excluding Tower Obligations)
LTM Net Income Ratio
LTM Core Adjusted EBITDA Ratio

Total debt, excluding tower obligations, at the end of Q4 2022 was $74.5 billion.
Net debt, excluding tower obligations, at the end of Q4 2022 was $70.0 billion.

■On September 8, 2022, T-Mobile’s Board of Directors authorized a share repurchase program for up to $14.0 billion of the company’s common stock through September 30, 2023, including up to $3.0 billion in 2022.
■During Q4 2022, 16.5 million shares were repurchased for $2.3 billion
■During 2022, 21.4 million shares were repurchased for $3.0 billion
■On October 12, 2022, T-Mobile closed its first issuance of asset backed securities related to equipment installment plan receivables of $750 million.
■On October 17, 2022, T-Mobile entered into a $7.5 billion unsecured revolving credit facility, which replaced the previous $5.5 billion secured credit facility.

14

15

T-Mobile delivered ~$6 billion in Merger synergies in 2022, increasing nearly 60% from 2021, primarily driven by accelerated network integration

The company realized full-year 2022 Merger synergies during the year of approximately $6.0 billion, comprised of the following:
▪$2.5 billion of SG&A expense reductions.
▪$2.2 billion of cost of service expense reductions achieved through network efficiencies
▪$1.3 billion of savings related to avoided network site builds

The company expects full-year 2023 Merger synergies to be between $7.2 billion to $7.5 billion:
▪$2.5 billion to $2.7 billion of SG&A expense reductions.
▪$3.1 billion to $3.2 billion of cost of service expense reductions achieved through network efficiencies
▪Approximately $1.6 billion of savings related to avoided network site builds

Merger-related costs in full-year 2022 were $5.0 billion compared to $3.1 billion in full-year 2021.

Merger-Related Costs
(in millions, excl. EPS)

						Sequential Change		Year-Over-Year Change
	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	$	%	$	%
Cost of services	$327	$607	$961	$812	$290	$(522)	(64)%	$(37)	(11)%
Cost of equipment sales	678	751	459	258	56	(202)	(78)%	(622)	(92)%
Selling, general & administrative	238	55	248	226	246	20	9%	8	3%
Total Merger-related costs	$1,243	$1,413	$1,668	$1,296	$592	$(704)	(54)%	$(651)	(52)%

Total Merger-related costs, net of tax	$950	$1,059	$1,252	$972	$444	$(528)	(54)%	$(506)	(53)%
Diluted EPS impact of Merger-related costs	$0.76	$0.84	$1.00	$0.77	$0.36	$(0.41)	(53)%	$(0.40)	(53)%

Net cash payments for Merger-related costs	$1,086	$893	$907	$942	$622	$(320)	(34)%	$(464)	(43)%

16

2023 Outlook

Postpaid net customer additions	5.0 to 5.5 million
Net income (1)	N/A
Core Adjusted EBITDA (2)	$28.7 to $29.2 billion
Merger synergies	$7.2 to $7.5 billion
Merger-related costs (3)	~$1.0 billion
Net cash provided by operating activities	$17.8 to $18.3 billion
Capital expenditures (4)	$9.4 to $9.7 billion
Free Cash Flow (5)	$13.1 to $13.6 billion

(1)We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income, including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.
(2)Management uses Core Adjusted EBITDA as a measure to monitor the financial performance of our operations, excluding the impact of lease revenues from our related device financing programs. Our guidance ranges assume lease revenues of approximately $300 million for 2023.
(3)Merger-related costs are excluded from Core Adjusted EBITDA but will impact Net income, Net cash provided by operating activities and Free Cash Flow.
(4)Capital expenditures means cash purchases of property and equipment, including capitalized interest.
(5)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2023.

17

Investor Relations

Jud Henry	Justin Taiber	Trina Schurman
Senior Vice President	Senior Director	Senior Director
Investor Relations	Investor Relations	Investor Relations

Samia Bhatti	Zach Witterstaetter	Rose Kopecky	Jacob Marks
Investor Relations	Investor Relations	Investor Relations	Investor Relations
Manager	Manager	Manager	Manager

investor.relations@t-mobile.com
http://investor.t-mobile.com

18
T-Mobile US, Inc.
Consolidated Balance Sheets
(Unaudited)

(in millions, except share and per share amounts)	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$4,507	$6,631
Accounts receivable, net of allowance for credit losses of $167 and $146	4,445	4,194
Equipment installment plan receivables, net of allowance for credit losses and imputed discount of $667 and $494	5,123	4,748
Inventory	1,884	2,567
Prepaid expenses	673	746
Other current assets	2,435	2,005
Total current assets	19,067	20,891
Property and equipment, net	42,086	39,803
Operating lease right-of-use assets	28,715	26,959
Financing lease right-of-use assets	3,257	3,322
Goodwill	12,234	12,188
Spectrum licenses	95,798	92,606
Other intangible assets, net	3,508	4,733
Equipment installment plan receivables due after one year, net of allowance for credit losses and imputed discount of $144 and $136	2,546	2,829
Other assets	4,127	3,232
Total assets	$211,338	$206,563
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$12,275	$11,405
Short-term debt	5,164	3,378
Short-term debt to affiliates	—	2,245
Deferred revenue	780	856
Short-term operating lease liabilities	3,512	3,425
Short-term financing lease liabilities	1,161	1,120
Other current liabilities	1,850	1,070
Total current liabilities	24,742	23,499
Long-term debt	65,301	67,076
Long-term debt to affiliates	1,495	1,494
Tower obligations	3,934	2,806
Deferred tax liabilities	10,884	10,216
Operating lease liabilities	29,855	25,818
Financing lease liabilities	1,370	1,455
Other long-term liabilities	4,101	5,097
Total long-term liabilities	116,940	113,962
Commitments and contingencies
Stockholders' equity
Common Stock, par value $0.00001 per share, 2,000,000,000 shares authorized; 1,256,876,527 and 1,250,751,148 shares issued, 1,233,960,078 and 1,249,213,681 shares outstanding	—	—
Additional paid-in capital	73,941	73,292
Treasury stock, at cost, 22,916,449 and 1,537,468 shares issued	(3,016)	(13)
Accumulated other comprehensive loss	(1,046)	(1,365)
Accumulated deficit	(223)	(2,812)
Total stockholders' equity	69,656	69,102
Total liabilities and stockholders' equity	$211,338	$206,563

19
T-Mobile US, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended			Year Ended December 31,
(in millions, except share and per share amounts)	December 31, 2022	September 30, 2022	December 31, 2021	2022	2021
Revenues
Postpaid revenues	$11,725	$11,548	$10,963	$45,919	$42,562
Prepaid revenues	2,449	2,484	2,474	9,857	9,733
Wholesale and other service revenues	1,344	1,329	1,526	5,547	6,074
Total service revenues	15,518	15,361	14,963	61,323	58,369
Equipment revenues	4,451	3,855	5,506	17,130	20,727
Other revenues	304	261	316	1,118	1,022
Total revenues	20,273	19,477	20,785	79,571	80,118
Operating expenses
Cost of services, exclusive of depreciation and amortization shown separately below	3,167	3,712	3,521	14,666	13,934
Cost of equipment sales, exclusive of depreciation and amortization shown separately below	5,504	4,982	6,931	21,540	22,671
Selling, general and administrative	5,577	5,118	5,398	21,607	20,238
Impairment expense	—	—	—	477	—
Loss on disposal group held for sale	16	1,071	—	1,087	—
Depreciation and amortization	3,262	3,313	3,872	13,651	16,383
Total operating expenses	17,526	18,196	19,722	73,028	73,226
Operating income	2,747	1,281	1,063	6,543	6,892
Other expense, net
Interest expense, net	(822)	(827)	(821)	(3,364)	(3,342)
Other income (expense), net	2	(3)	(13)	(33)	(199)
Total other expense, net	(820)	(830)	(834)	(3,397)	(3,541)
Income before income taxes	1,927	451	229	3,146	3,351
Income tax (expense) benefit	(450)	57	193	(556)	(327)
Net income	$1,477	$508	$422	$2,590	$3,024

Net income	$1,477	$508	$422	$2,590	$3,024
Other comprehensive income, net of tax
Reclassification of loss from cash flow hedges, net of tax effect of $13, $13, $13, $52, and $49	38	39	37	151	140
Unrealized gain (loss) on foreign currency translation adjustment, net of tax effect of $0, $0, $0, $(1) and $0	2	(7)	(4)	(9)	(4)
Net unrecognized gain on pension and other postretirement benefits, net of tax effect of $61, $0, $28, $61 and $28	177	—	80	177	80
Other comprehensive income	217	32	113	319	216
Total comprehensive income	$1,694	$540	$535	$2,909	$3,240
Earnings per share
Basic	$1.19	$0.40	$0.34	$2.07	$2.42
Diluted	$1.18	$0.40	$0.34	$2.06	$2.41
Weighted-average shares outstanding
Basic	1,240,827,732	1,253,873,429	1,249,272,296	1,249,763,934	1,247,154,988
Diluted	1,246,880,141	1,259,210,271	1,254,289,170	1,255,376,769	1,254,769,926

20
T-Mobile US, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended			Year Ended December 31,
(in millions)	December 31, 2022	September 30, 2022	December 31, 2021	2022	2021
Operating activities
Net income	$1,477	$508	$422	$2,590	$3,024
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,262	3,313	3,872	13,651	16,383
Stock-based compensation expense	150	150	137	595	540
Deferred income tax expense (benefit)	419	(36)	(213)	492	197
Bad debt expense	266	239	193	1,026	452
Losses from sales of receivables	46	60	41	214	15
Losses on redemption of debt	—	—	—	—	184
Impairment expense	—	—	—	477	—
Loss on remeasurement of disposal group held for sale	6	371	—	377	—
Changes in operating assets and liabilities
Accounts receivable	(1,377)	(1,224)	(1,028)	(5,158)	(3,225)
Equipment installment plan receivables	(383)	(77)	(1,316)	(1,184)	(3,141)
Inventories	360	(7)	(703)	744	201
Operating lease right-of-use assets	952	1,113	1,234	5,227	4,964
Other current and long-term assets	(304)	(334)	(385)	(754)	(573)
Accounts payable and accrued liabilities	239	342	1,794	558	549
Short- and long-term operating lease liabilities	(729)	(700)	(947)	(2,947)	(5,358)
Other current and long-term liabilities	(128)	550	(180)	459	(531)
Other, net	80	123	79	414	236
Net cash provided by operating activities	4,336	4,391	3,000	16,781	13,917
Investing activities
Purchases of property and equipment, including capitalized interest of $(17), $(16), $(23), $(61) and $(210)	(3,383)	(3,634)	(2,929)	(13,970)	(12,326)
Purchases of spectrum licenses and other intangible assets, including deposits	(12)	(360)	(29)	(3,331)	(9,366)
Proceeds from sales of tower sites	9	—	9	9	40
Proceeds related to beneficial interests in securitization transactions	1,222	1,308	1,032	4,836	4,131
Acquisition of companies, net of cash and restricted cash acquired	—	—	—	(52)	(1,916)
Other, net	11	131	5	149	51
Net cash used in investing activities	(2,153)	(2,555)	(1,912)	(12,359)	(19,386)
Financing activities
Proceeds from issuance of long-term debt	742	2,972	2,969	3,714	14,727
Repayments of financing lease obligations	(338)	(311)	(289)	(1,239)	(1,111)
Repayments of short-term debt for purchases of inventory, property and equipment and other financial liabilities	—	—	(17)	—	(184)
Repayments of long-term debt	(2,411)	(132)	(1,131)	(5,556)	(11,100)
Repurchases of common stock	(2,443)	(557)	—	(3,000)	—
Tax withholdings on share-based awards	(18)	(10)	(8)	(243)	(316)
Cash payments for debt prepayment or debt extinguishment costs	—	—	—	—	(116)
Other, net	(30)	(35)	(52)	(127)	(191)
Net cash (used in) provided by financing activities	(4,498)	1,927	1,472	(6,451)	1,709
Change in cash and cash equivalents, including restricted cash and cash held for sale	(2,315)	3,763	2,560	(2,029)	(3,760)
Cash and cash equivalents, including restricted cash and cash held for sale
Beginning of period	6,989	3,226	4,143	6,703	10,463
End of period	$4,674	$6,989	$6,703	$4,674	$6,703

21
T-Mobile US, Inc.
Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Three Months Ended			Year Ended December 31,
(in millions)	December 31, 2022	September 30, 2022	December 31, 2021	2022	2021
Supplemental disclosure of cash flow information
Interest payments, net of amounts capitalized	$937	$781	$981	$3,485	$3,723
Operating lease payments	1,042	1,073	1,083	4,205	6,248
Income tax payments	1	12	44	76	167
Non-cash investing and financing activities
Non-cash beneficial interest obtained in exchange for securitized receivables	$1,003	$1,181	$876	$4,192	$4,237
Change in accounts payable and accrued liabilities for purchases of property and equipment	(6)	390	793	133	366
Leased devices transferred from inventory to property and equipment	57	67	166	336	1,198
Returned leased devices transferred from property and equipment to inventory	(53)	(65)	(267)	(396)	(1,437)
Increase in Tower obligations from contract modification	—	—	—	1,158	—
Operating lease right-of-use assets obtained in exchange for lease obligations	417	479	834	7,462	3,773
Financing lease right-of-use assets obtained in exchange for lease obligations	59	348	152	1,256	1,261

22
T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter								Year Ended December 31,
(in thousands)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2021	2022
Customers, end of period
Postpaid phone customers (1)(2)	67,402	68,029	69,418	70,262	70,656	71,053	71,907	72,834	70,262	72,834
Postpaid other customers (1)(2)	15,170	15,819	16,495	17,401	17,767	17,734	18,507	19,398	17,401	19,398
Total postpaid customers	82,572	83,848	85,913	87,663	88,423	88,787	90,414	92,232	87,663	92,232
Prepaid customers (1)	20,865	20,941	21,007	21,056	21,118	21,236	21,341	21,366	21,056	21,366
Total customers	103,437	104,789	106,920	108,719	109,541	110,023	111,755	113,598	108,719	113,598
Adjustments to customers (1)(2)	12	—	806	—	(558)	(1,320)	—	—	818	(1,878)
(1)Customers impacted by the decommissioning of the legacy Sprint CDMA and LTE and T-Mobile UMTS networks have been excluded from our customer base resulting in the removal of 212,000 postpaid phone customers and 349,000 postpaid other customers in the first quarter of 2022 and 284,000 postpaid phone customers, 946,000 postpaid other customers and 28,000 prepaid customers in the second quarter of 2022. In connection with our acquisition of companies, we included a base adjustment in the first quarter of 2022 to increase postpaid phone customers by 17,000 and reduce postpaid other customers by 14,000. Certain customers now serviced through reseller contracts were removed from our reported postpaid customer base resulting in the removal of 42,000 postpaid phone customers and 20,000 postpaid other customers in the second quarter of 2022.
(2)     In the first quarter of 2021, we acquired 11,000 postpaid phone customers and 1,000 postpaid other customers through our acquisition of an affiliate. In the third quarter of 2021, we acquired 716,000 postpaid phone customers and 90,000 postpaid other customers through our acquisition of the Wireless Assets from Shentel.

	Quarter								Year Ended December 31,
(in thousands)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2021	2022
Net customer additions
Postpaid phone customers	773	627	673	844	589	723	854	927	2,917	3,093
Postpaid other customers	437	649	586	906	729	933	773	891	2,578	3,326
Total postpaid customers	1,210	1,276	1,259	1,750	1,318	1,656	1,627	1,818	5,495	6,419
Prepaid customers	151	76	66	49	62	146	105	25	342	338
Total customers	1,361	1,352	1,325	1,799	1,380	1,802	1,732	1,843	5,837	6,757

Migrations from prepaid to postpaid plans	170	190	175	205	165	155	155	175	740	650

	Quarter								Year Ended December 31,
(in millions, except percentages)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2021	2022
Devices sold or leased
Phones	9.6	9.6	9.8	11.6	9.7	8.8	8.4	8.3	40.6	35.2
Mobile broadband and IoT devices	1.0	1.4	1.5	2.2	1.8	1.9	2.0	2.2	6.1	7.9
Total	10.6	11.0	11.3	13.8	11.5	10.7	10.4	10.5	46.7	43.1

Postpaid device upgrade rate	4.8%	4.7%	4.3%	5.8%	4.8%	4.1%	3.8%	3.9%	19.6%	16.6%

	Quarter								Year Ended December 31,
	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2021	2022
Churn
Postpaid phone churn	0.98%	0.87%	0.96%	1.10%	0.93%	0.80%	0.88%	0.92%	0.98%	0.88%
Prepaid churn	2.78%	2.62%	2.90%	3.01%	2.67%	2.58%	2.88%	2.93%	2.83%	2.77%

23
T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter								Year Ended December 31,
(in thousands)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2021	2022
Accounts, end of period
Total postpaid customer accounts (1)(2)	26,014	26,363	26,901	27,216	27,507	27,818	28,212	28,526	27,216	28,526
(1)     Customers impacted by the decommissioning of the legacy Sprint CDMA and LTE and T-Mobile UMTS networks have been excluded from our postpaid account base resulting in the removal of 57,000 postpaid accounts in the first quarter of 2022, 69,000 postpaid accounts in the second quarter of 2022.
(2)    In the first quarter of 2021, we acquired 4,000 postpaid accounts through our acquisition of an affiliate. In the third quarter of 2021, we acquired 270,000 postpaid accounts through our acquisition of the Wireless Assets of Shentel.

	Quarter								Year Ended December 31,
(in thousands)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2021	2022
Net account additions
Postpaid net account additions	257	348	268	315	348	380	394	314	1,188	1,436

	Quarter								Year Ended December 31,
(in thousands)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2021	2022
High speed internet customers, end of period
Postpaid high speed internet customers	193	288	422	646	975	1,472	1,960	2,410	646	2,410
Prepaid high speed internet customers	—	—	—	—	9	72	162	236	—	236
Total high speed internet customers, end of period	193	288	422	646	984	1,544	2,122	2,646	646	2,646

	Quarter								Year Ended December 31,
(in thousands)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2021	2022
High speed internet - net customer additions
Postpaid high speed internet customers	93	95	134	224	329	497	488	450	546	1,764
Prepaid high speed internet customers	—	—	—	—	9	63	90	74	—	236
Total high speed internet net customer additions	93	95	134	224	338	560	578	524	546	2,000

	Quarter								Year Ended December 31,
(in millions, except percentages)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2021	2022
Device Financing - Equipment Installment Plans
Gross EIP financed	$3,379	$3,348	$3,434	$5,282	$4,247	$3,580	$3,758	$4,103	$15,443	$15,688
EIP billings	2,556	2,639	2,795	3,126	3,333	3,447	3,717	3,889	11,116	14,386
EIP receivables, net	6,062	6,348	6,586	7,577	7,898	7,734	7,562	7,669	7,577	7,669
EIP receivables classified as prime	57%	61%	60%	62%	61%	61%	61%	59%	62%	59%
EIP receivables classified as prime (including EIP receivables sold)	56%	59%	57%	58%	58%	57%	58%	57%	58%	57%

Device Financing - Leased Devices
Lease revenues	$1,041	$914	$770	$623	$487	$386	$311	$246	$3,348	$1,430
Leased device depreciation	897	842	755	627	445	317	226	141	3,121	1,129
Leased devices transferred from inventory to property and equipment	485	333	214	166	129	83	67	57	1,198	336
Returned leased devices transferred from property and equipment to inventory	(445)	(416)	(309)	(267)	(183)	(95)	(65)	(53)	(1,437)	(396)
Leased devices included in property and equipment, net	3,962	3,037	2,188	1,459	960	631	408	269	1,459	269
Leased devices (units) included in property and equipment, net	12.4	10.7	9.0	7.1	5.5	4.4	3.6	2.8	7.1	2.8

24
T-Mobile US, Inc.
Supplementary Operating and Financial Data (continued)
(Unaudited)

	Quarter								Year Ended December 31,
(in millions, except percentages)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2021	2022
Financial Measures

Service revenues	$14,192	$14,492	$14,722	$14,963	$15,128	$15,316	$15,361	$15,518	$58,369	$61,323

Equipment revenue	$5,346	$5,215	$4,660	$5,506	$4,694	$4,130	$3,855	$4,451	$20,727	$17,130
Lease revenues	1,041	914	770	623	487	386	311	246	3,348	1,430
Equipment sales	$4,305	$4,301	$3,890	$4,883	$4,207	$3,744	$3,544	$4,205	$17,379	$15,700

Total revenues	$19,759	$19,950	$19,624	$20,785	$20,120	$19,701	$19,477	$20,273	$80,118	$79,571

Net income (loss)	$933	$978	$691	$422	$713	$(108)	$508	$1,477	$3,024	$2,590
Net income (loss) margin	6.6%	6.7%	4.7%	2.8%	4.7%	(0.7)%	3.3%	9.5%	5.2%	4.2%

Adjusted EBITDA	$6,905	$6,906	$6,811	$6,302	$6,950	$7,004	$7,039	$6,828	$26,924	$27,821
Adjusted EBITDA margin	48.7%	47.7%	46.3%	42.1%	45.9%	45.7%	45.8%	44.0%	46.1%	45.4%
Core Adjusted EBITDA	$5,864	$5,992	$6,041	$5,679	$6,463	$6,618	$6,728	$6,582	$23,576	$26,391
Core Adjusted EBITDA margin	41.3%	41.3%	41.0%	38.0%	42.7%	43.2%	43.8%	42.4%	40.4%	43.0%

Cost of services	$3,384	$3,491	$3,538	$3,521	$3,727	$4,060	$3,712	$3,167	$13,934	$14,666
Merger-related costs	136	273	279	327	607	961	812	290	1,015	2,670
Cost of services excluding Merger-related costs	$3,248	$3,218	$3,259	$3,194	$3,120	$3,099	$2,900	$2,877	$12,919	$11,996

Cost of equipment sales	$5,142	$5,453	$5,145	$6,931	$5,946	$5,108	$4,982	$5,504	$22,671	$21,540
Merger-related costs	17	87	236	678	751	459	258	56	1,018	1,524
Cost of equipment sales excluding Merger-related costs	$5,125	$5,366	$4,909	$6,253	$5,195	$4,649	$4,724	$5,448	$21,653	$20,016

Selling, general and administrative	$4,805	$4,823	$5,212	$5,398	$5,056	$5,856	$5,118	$5,577	$20,238	$21,607
Merger-related costs	145	251	440	238	55	248	226	246	1,074	775
Selling, general and administrative excluding Merger-related costs	$4,660	$4,572	$4,772	$5,160	$5,001	$5,608	$4,892	$5,331	$19,164	$20,832

Total bad debt expense and losses from sales of receivables	$64	$60	$109	$234	$256	$373	$300	$311	$467	$1,240
Bad debt and losses from sales of receivables as a percentage of Total revenues	0.32%	0.30%	0.56%	1.13%	1.27%	1.89%	1.54%	1.54%	0.58%	1.56%

Cash purchases of property and equipment including capitalized interest	$3,183	$3,270	$2,944	$2,929	$3,381	$3,572	$3,634	$3,383	$12,326	$13,970
Capitalized interest	84	57	46	23	15	13	16	17	210	61

Net cash proceeds from securitization	22	18	(2)	1	(3)	(10)	(18)	(26)	39	(57)

Operating Measures
Postpaid ARPA	$132.91	$133.55	$134.54	$135.04	$136.53	$137.92	$137.49	$137.78	$134.03	$137.43
Postpaid phone ARPU	47.30	47.61	48.06	48.03	48.41	48.96	48.89	48.86	47.75	48.78
Prepaid ARPU	37.81	38.53	39.49	39.32	39.19	38.71	38.86	38.29	38.79	38.76

25
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Investor Factbook includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income including, but not limited to, Income tax expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income, as the difference between either of these measures and Net income is variable.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income (loss) as follows:

	Quarter								Year Ended December 31,
(in millions)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2021	2022
Net income (loss)	$933	$978	$691	$422	$713	$(108)	$508	$1,477	$3,024	$2,590
Adjustments:
Interest expense, net	835	850	836	821	864	851	827	822	3,342	3,364
Other expense (income), net	125	1	60	13	11	21	3	(2)	199	33
Income tax expense (benefit)	246	277	(3)	(193)	218	(55)	(57)	450	327	556
Operating income	2,139	2,106	1,584	1,063	1,806	709	1,281	2,747	6,892	6,543
Depreciation and amortization	4,289	4,077	4,145	3,872	3,585	3,491	3,313	3,262	16,383	13,651
Stock-based compensation (1)	130	129	127	135	136	149	145	146	521	576
Merger-related costs	298	611	955	1,243	1,413	1,668	1,296	592	3,107	4,969
Impairment expense	—	—	—	—	—	477	—	—	—	477
Legal-related expenses (recoveries), net (2)	—	—	—	—	—	400	(19)	10	—	391
Loss on disposal group held for sale	—	—	—	—	—	—	1,071	16	—	1,087
Other, net (3)	49	(17)	—	(11)	10	110	(48)	55	21	127
Adjusted EBITDA	6,905	6,906	6,811	6,302	6,950	7,004	7,039	6,828	26,924	27,821
Lease revenues	(1,041)	(914)	(770)	(623)	(487)	(386)	(311)	(246)	(3,348)	(1,430)
Core Adjusted EBITDA	$5,864	$5,992	$6,041	$5,679	$6,463	$6,618	$6,728	$6,582	$23,576	$26,391
(1)Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the Consolidated Financial Statements. Additionally, certain stock-based compensation expenses associated with the Merger have been included in Merger-related costs.
(2)Legal-related expenses (recoveries), net, consists of the settlement of certain litigation associated with the August 2021 cyberattack and is presented net of insurance recoveries.
(3)Other, net, primarily consists of certain severance, restructuring and other expenses and income, including gains from the sale of IP addresses, not directly attributable to the Merger which are not reflective of T-Mobile’s core business activities (“special items”), and are, therefore, excluded from Adjusted EBITDA and Core Adjusted EBITDA.
.

26
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Net debt (excluding tower obligations) to the LTM Net income, LTM Adjusted EBITDA and LTM Core Adjusted EBITDA ratios are calculated as follows:

(in millions, except net debt ratios)	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022
Short-term debt	$4,423	$4,648	$2,096	$3,378	$2,865	$2,942	$7,398	$5,164
Short-term debt to affiliates	—	2,235	2,240	2,245	1,250	—	—	—
Short-term financing lease liabilities	1,013	1,045	1,154	1,120	1,121	1,220	1,239	1,161
Long-term debt	66,395	65,897	66,645	67,076	66,861	66,552	64,834	65,301
Long-term debt to affiliates	4,721	2,490	1,494	1,494	1,494	1,495	1,495	1,495
Financing lease liabilities	1,316	1,376	1,587	1,455	1,447	1,597	1,590	1,370
Less: Cash and cash equivalents	(6,677)	(7,793)	(4,055)	(6,631)	(3,245)	(3,151)	(6,888)	(4,507)
Net debt (excluding tower obligations)	$71,191	$69,898	$71,161	$70,137	$71,793	$70,655	$69,668	$69,984
Divided by: Last twelve months Net income	$3,046	$3,914	$3,352	$3,024	$2,804	$1,718	$1,535	$2,590
Net debt (excluding tower obligations) to LTM Net income Ratio	23.4	17.9	21.2	23.2	25.6	41.1	45.4	27.0
Divided by: Last twelve months Adjusted EBITDA	$27,797	$27,686	$27,368	$26,924	$26,969	$27,067	$27,295	$27,821
Net debt (excluding tower obligations) to LTM Adjusted EBITDA Ratio	2.6	2.5	2.6	2.6	2.7	2.6	2.6	2.5
Divided by: Last twelve months Core Adjusted EBITDA	$22,740	$23,136	$23,398	$23,576	$24,175	$24,801	$25,488	$26,391
Net debt (excluding tower obligations) to LTM Core Adjusted EBITDA Ratio	3.1	3.0	3.0	3.0	3.0	2.8	2.7	2.7
Free Cash Flow is calculated as follows:

	Quarter								Year Ended December 31,
(in millions)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2021	2022
Net cash provided by operating activities	$3,661	$3,779	$3,477	$3,000	$3,845	$4,209	$4,391	$4,336	$13,917	$16,781
Cash purchases of property and equipment, including capitalized interest	(3,183)	(3,270)	(2,944)	(2,929)	(3,381)	(3,572)	(3,634)	(3,383)	(12,326)	(13,970)
Proceeds from sales of tower sites	—	31	—	9	—	—	—	9	40	9
Proceeds related to beneficial interests in securitization transactions	891	1,137	1,071	1,032	1,185	1,121	1,308	1,222	4,131	4,836
Cash payments for debt prepayment or debt extinguishment costs	(65)	(6)	(45)	—	—	—	—	—	(116)	—
Free Cash Flow	$1,304	$1,671	$1,559	$1,112	$1,649	$1,758	$2,065	$2,184	$5,646	$7,656

27
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

The current guidance range for Free Cash Flow is calculated as follows:

	FY 2023
(in millions)	Guidance Range
Net cash provided by operating activities	$17,800	$18,300
Cash purchases of property and equipment, including capitalized interest	(9,400)	(9,700)
Proceeds related to beneficial interests in securitization transactions (1)	4,700	5,000
Free Cash Flow	$13,100	$13,600
(1)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2023.

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Definitions of Terms

Operating and financial measures are utilized by T-Mobile’s management to evaluate its operating performance and, in certain cases, its ability to meet liquidity requirements. Although companies in the wireless industry may not define measures in precisely the same way, T-Mobile believes the measures facilitate key operating performance comparisons with other companies in the wireless industry to provide management, investors and analysts with useful information to assess and evaluate past performance and assist in forecasting future performance.
1.Account - A postpaid account is generally defined as a billing account number that generates revenue. Postpaid accounts generally consist of customers that are qualified for postpaid service utilizing phones, High Speed Internet, tablets, wearables, DIGITS or other connected devices, where they generally pay after receiving service.
2.Customer - SIM number with a unique T-Mobile mobile identifier which is associated with an account that generates revenue. Customers generally are qualified either for postpaid service, where they generally pay after incurring service, or prepaid service, where they generally pay in advance.
3.Churn - The number of customers whose service was disconnected as a percentage of the average number of customers during the specified period further divided by the number of months in the period. The number of customers whose service was disconnected is presented net of customers that subsequently have their service restored within a certain period of time and excludes customers who received service for less than a certain minimum period of time.
4.Customers per account - The number of postpaid customers as of the end of the period divided by the number of postpaid accounts as of the end of the period.
5.Postpaid Average Revenue Per Account (Postpaid ARPA) - Average monthly postpaid service revenue earned per account. Postpaid service revenues for the specified period divided by the average number of postpaid accounts during the period, further divided by the number of months in the period.
Average Revenue Per User (ARPU) - Average monthly service revenue earned per customer. Service revenues for the specified period divided by the average number of customers during the period, further divided by the number of months in the period.
Postpaid phone ARPU excludes postpaid other customers and related revenues.
Service revenues - Postpaid, including handset insurance, prepaid, wholesale and other service revenues.
6.Cost of services - Costs directly attributable to providing wireless service through the operation of T-Mobile’s network, including direct switch and cell site costs, such as rent, network access and transport costs, utilities, maintenance, associated labor costs, long distance costs, regulatory program costs, roaming fees paid to other carriers and data content costs.
Cost of equipment sales - Costs of devices and accessories sold to customers and dealers, device costs to fulfill insurance and warranty claims, write-downs of inventory related to shrinkage and obsolescence, and shipping and handling costs.
Selling, general and administrative expenses - Costs not directly attributable to providing wireless service for the operation of sales, customer care and corporate activities. These include all commissions paid to dealers and retail employees for activations and upgrades, labor and facilities costs associated with retail sales force and administrative space, marketing and promotional costs, customer support and billing, bad debt expense and administrative support activities.
7.Net income margin - Net income divided by service revenues.
8.Adjusted EBITDA and Core Adjusted EBITDA - Adjusted EBITDA represents earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization expense, stock-based compensation and certain income and expenses not reflective of T-Mobile’s ongoing operating performance. Core Adjusted EBITDA represents Adjusted EBITDA less lease revenues. Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management to monitor the financial performance of our operations. T-Mobile uses Core Adjusted EBITDA and Adjusted EBITDA as benchmarks to evaluate T-Mobile’s operating performance in comparison to its competitors. T-Mobile also uses Core Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and to facilitate comparisons with other wireless communications companies because they are indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, stock-based compensation, Merger-related costs, including network decommissioning costs, impairment expense, losses on disposal groups held for sale and certain legal-related recoveries and expenses, as well as other certain special income and expenses which are not reflective of our core business activities. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the company’s device financing strategy, by excluding the impact of lease revenues from Adjusted EBITDA, to align with the related depreciation expense on leased devices, which is excluded from the definition of Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).
9.Adjusted EBITDA margin and Core Adjusted EBITDA margin - Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by service revenues. Core Adjusted EBITDA margin is calculated as Core Adjusted EBITDA divided by service revenues.
10.Free Cash Flow - Net cash provided by operating activities less cash purchases of property and equipment, including proceeds from sales of tower sites and proceeds related to beneficial interests in securitization transactions and less cash payments for debt prepayment or debt extinguishment costs. Free Cash Flow is utilized by T-Mobile’s management, investors, and analysts to evaluate cash available to pay debt, repurchase shares and provide further investment in the business.
11.Net debt - Short-term debt, short-term debt to affiliates, long-term debt (excluding tower obligations), and long-term debt to affiliates, short-term financing lease liabilities and financing lease liabilities, less cash and cash equivalents.
12.Merger-related costs include:
•Integration costs to achieve efficiencies in network, retail, information technology and back office operations, migrate customers to the T-Mobile network and billing systems and the impact of legal matters assumed as part of the Merger;
•Restructuring costs, including severance, store rationalization and network decommissioning; and
•Transaction costs, including legal and professional services related to the completion of the Merger and the acquisitions of affiliates.

29
Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: competition, industry consolidation and changes in the market for wireless communication services and other forms of connectivity; criminal cyberattacks, disruption, data loss or other security breaches; our inability to take advantage of technological developments on a timely basis; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; the difficulties in maintaining multiple billing systems following the Merger (as defined below) and any unanticipated difficulties, disruption, or significant delays in our long-term strategy to convert Sprint’s legacy customers onto T-Mobile’s billing platforms; the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions (as defined below), including the acquisition by DISH Network Corporation (“DISH”) of the prepaid wireless business operated under the Boost Mobile and Sprint prepaid brands (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Personal Communications Company LLC (“Shentel”) and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets, and the assumption of certain related liabilities (collectively, the “Prepaid Transaction”), the complaint and proposed final judgment agreed to by us, Deutsche Telekom AG (“DT”), Sprint Corporation, now known as Sprint LLC (“Sprint”), SoftBank Group Corp. (“SoftBank”) and DISH with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the Federal Communications Commission (“FCC”), which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into, including but not limited to, those we have made to certain states and nongovernmental organizations (collectively, the “Government Commitments”), and the challenges in satisfying the Government Commitments in the required time frames and the significant cumulative costs incurred in tracking and monitoring compliance over multiple years; adverse economic, political or market conditions in the U.S. and international markets, including changes resulting from increases in inflation or interest rates, supply chain disruption, impacts of current geopolitical instability caused by the war in Ukraine; our inability to manage the ongoing commercial and transition services arrangements entered into in connection with the Prepaid Transaction, and known or unknown liabilities arising in connection therewith; the timing and effects of any future acquisition, divestiture, investment, or merger involving us; any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business; our inability to fully realize the synergy benefits from the merger (the "Merger") with Sprint, pursuant to the Business Combination Agreement with Sprint and the other parties named therein (as amended, the "Business Combination Agreement" and the other transactions contemplated by the Business Combination Agreement (collectively, the "Transactions") in the expected time frame; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms or to comply with the restrictive covenants contained therein; changes in the credit market conditions, credit rating downgrades or an inability to access debt markets; restrictive covenants including the agreements governing our indebtedness and other financings; the risk of future material weaknesses we may identify, or any other failure by us to maintain effective internal controls, and the resulting significant costs and reputational damage; any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy and data protection; unfavorable outcomes of and increased costs from existing or future regulatory or legal proceedings our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; our wireless licenses, including those controlled through leasing agreements, are subject to renewal and may be revoked; our exclusive forum provision as provided in our Certificate of Incorporation; interests of DT, our controlling stockholder, that may differ from the interests of other stockholders; future sales of our common stock by DT and SoftBank and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the FCC; our 2022 Stock Repurchase Program may not be fully consummated, our share repurchase program may not enhance long-term stockholder value; and other risks as disclosed in our most recent annual report on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward- looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

About T-Mobile US, Inc.

T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile and Metro by T-Mobile. For more information please visit: http://www.t-mobile.com.